SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WATKINS JOHNSON CO.

          GEMINI CAPITAL MANAGEMENT LTD

                                 1/12/00              400            40.4875
          GAMCO INVESTORS, INC.
                                 1/12/00           40,000            40.5156
                                 1/11/00           35,000            40.5625
                                 1/07/00           10,000            40.5000
                                 1/06/00           15,000            40.5000
          GABELLI ASSOCIATES FUND
                                 1/06/00              700            40.3750
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/10/00            4,000            40.5500
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.